FS-5 -NCNG STATEMENT OF INCOME


                       NORTH CAROLINA NATURAL GAS COMPANY
                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 2000

STATEMENT OF INCOME

                                                                   TWELVE MONTHS
                                                                       ENDED
                                                                      9/30/00
                                                                   -------------
(In thousands)

OPERATING REVENUES
Natural Gas                                                          $  288,890
Cost of sales                                                           207,155
                                                                   -------------
  Gross Margin                                                           81,735
OPERATING EXPENSES
Operation and maintenance                                                32,623
Depreciation and amortization                                            19,718
General taxes                                                             2,794
                                                                   -------------
  Total Operating Expenses and Taxes                                     55,135
OPERATING INCOME                                                         26,600
OTHER INCOME (EXPENSE)                                                    3,450
                                                                   -------------
INCOME BEFORE UTILITY CHARGES                                            30,050
UTILITY INTEREST CHARGES, NET                                             5,403
                                                                   -------------
NET INCOME BEFORE INCOME TAXES                                           24,647
INCOME TAXES                                                             13,267
                                                                   -------------
NET INCOME                                                           $   11,380
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